REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Defiance ETFs and Board of Trustees of Tidal Trust II

Opinion on the Financial Statements

We have audited the accompanying statements of assets and liabilities, including the schedules of investments and total return swap contracts, of Defiance ETFs comprising the funds listed below (the “Funds”), each a series of Tidal
Trust II, as of April 30, 2026, the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated below, and the related notes (collectively referred to as the
“financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the Funds as of April 30, 2026, the results of their operations, the changes in net assets, and the financial highlights for each of the periods indicated below in conformity with accounting principles generally accepted in the United States of America.

Defiance 2X Daily Long Pure Drone and Aerial Automation ETF

Defiance Daily 2X Space ETF (formerly Defiance 2X Space ETF)

Defiance Daily Target 2X Long AMAT ETF

Defiance Daily Target 2X Long ANET ETF

Defiance Daily Target 2X Long AVAV ETF

For the period from March 2, 2026 (commencement of operations) through April 30, 2026

For the period from April 7, 2026 (commencement of operations) through April 30, 2026

For the period from April 30, 2026 (commencement of operations) through April 30, 2026

For the period from September 3, 2025 (commencement of operations) through April 30, 2026

For the period from October 23, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long AVGO ETF

For the year ended April 30,

2026

For the year ended April 30, 2026 and for the period from August 21, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from August 21, 2024 (commencement of operations) through

April

30, 2025

Defiance Daily Target 2X Long B ETF For the period from November 18, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long Copper Miners ETF

Defiance Daily Target 2X Long CVNA ETF

Defiance Daily Target 2X Long DKNG ETF

For the period from February 17, 2026 (commencement of operations) through April 30, 2026

For the period from May 28, 2025 (commencement of operations) through April 30, 2026

For the period from July 30, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long HIMS

ETF

Defiance Daily Target 2X Long HOOD ETF

Defiance Daily Target 2X Long IONQ ETF

For the year

ended April 30,

2026

For the year ended April 30,

2026

For the year ended April 30,

2026

For the year

ended April 30, 2026 and for the period from March 12, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from March 18, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from March 11, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30,

2026 and for the period from March 12, 2025 (commencement of operations) through April 30, 2025

For the year ended April 30, 2026 and for the period from March 18, 2025 (commencement of operations) through April 30, 2025

For the year ended April 30, 2026 and for the period from March 11, 2025 (commencement of operations) through April 30, 2025

Defiance Daily Target 2X Long IREN ETF

Defiance Daily Target 2x Long KEEL ETF

For the period from October 20, 2025 (commencement of operations) through April 30, 2026

For the period from December 29, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long LLY ETF For the year

ended April 30,

2026

For the year ended April 30, 2026 and for the period from August 7, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from August 7, 2024 (commencement of operations) through April 30, 2025

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2x Long LUNR ETF

For the period from October 15, 2025 (commencement of operations) through April 30, 2026

For the period from January 12, 2026 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long MP ETF For the period from October 20, 2025 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2X Long MRNA

ETF

For the period from February 3, 2026 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2X Long MSTR ETF

For the year ended April 30,

2026

For the year ended April 30, 2026 and for the period from August 14, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from August 14, 2024 (commencement of operations) through April 30, 2025

Defiance Daily Target 2x Long NOK ETF For the period from January 20, 2026 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2X Long NVO ETF

For the year ended April 30,

2026

For the year ended April 30, 2026 and for the period from December 2, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from December 2, 2024 (commencement of operations) through April 30, 2025

Defiance Daily Target 2X Long OKLO ETF

Defiance Daily Target 2x Long ONDS ETF

For the period from June 23, 2025 (commencement of operations) through April 30, 2026

For the period from December 29, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long ORCL ETF

For the year ended April 30,

2026

For the year ended April 30, 2026 and for the period from February 6, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from February 6, 2025 (commencement of operations) through April 30, 2025

Defiance Daily Target 2x Long PL ETF For the period from January 6, 2026 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2X Long POET ETF

For the period from April 30, 2026 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long QS ETF For the period from October 20, 2025 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2x Long RKT ETF For the period from January 12, 2026 (commencement of operations)

through April 30, 2026

Defiance Daily Target 2X Long SMCI

ETF

Defiance Daily Target 2X Long SOFI ETF

For the year

ended April 30,

2026

For the year ended April 30,

2026

For the year

ended April 30, 2026 and for the period from August 21, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from January 15, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30,

2026 and for the period from August 21, 2024 (commencement of operations) through April 30, 2025

For the year ended April 30, 2026 and for the period from January 15, 2025 (commencement of operations) through April 30, 2025

Defiance Daily Target 2X Long SOUN ETF

For the period from June 23, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long VST ETF For the period from July 21, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Long ZETA ETF

Defiance Daily Target 2X Short AMD ETF

For the period from February 3, 2026 (commencement of operations) through April 30, 2026

For the period from November 13, 2025 (commencement of operations) through April 30, 2026

Defiance Daily Target 2X Short MSTR ETF

Defiance Daily Target 2X Short SMCI ETF

For the year ended April 30,

2026

For the year ended April 30,

2026

For the year ended April 30, 2026 and for the period from August 20, 2024 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from March 31, 2025 (commencement of operations) through April 30,

2025

For the year ended April 30, 2026 and for the period from August 20, 2024 (commencement of operations) through April 30, 2025

For the year ended April 30, 2026 and for the period from March 31, 2025 (commencement of operations) through April 30, 2025

Basis for Opinion

These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on the Funds’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Funds in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2026, by correspondence with the custodian and brokers; when replies were not received from brokers, we performed other auditing procedures. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the auditor of one or more Tidal Investments LLC investment companies since 2020.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania July 24, 2026